                      THIRD AMENDMENT TO TRUST AGREEMENT
                 BETWEEN FIDELITY MANAGEMENT TRUST COMPANY AND
                      HAWAIIAN ELECTRIC INDUSTRIES, INC.



     THIS THIRD AMENDMENT, dated as of the 15th day of March, 1994, by and between Fidelity Management Trust Company (the "Trustee") and Hawaiian Electric Industries, Inc. ("the Sponsor");


                                  WITNESSETH:


     WHEREAS, the Trustee and the Sponsor heretofore entered into a trust agreement dated November 28, 1988 and amended on December 22, 1989, and January 1, 1994, with regard to the Hawaiian Electric Industries Retirement Savings Plan (the "Plan"); and

     WHEREAS, the Trustee and the Sponsor now desire to amend said trust agreement as provided for in Section 13 thereof;

     WHEREAS, The Sponsor heretofore established three trusts: one, for which Peter C. Lewis and Constance H. Lau serve as trustees, to hold the Plan assets under the Plan invested in Hawaiian Electric Industries, Inc. Common Stock and ASB Money Market Account and to hold in trust uninvested plan contributions and repayments of Plan loans until such amounts are invested and the second for which Hawaiian Trust Company, Limited serves as trustee to vote the Plan assets under the plan invested in Hawaiian Electric Industries, Inc. Common Stock; and the third, for which the Trustee serves as trustee, to hold and invest the remaining plan assets under the Plan for the exclusive benefit of participants in the Plan and their beneficiaries; and

     NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the trust agreement by amending and restating Section 4(d) as follows:

     (d) Hawaiian Electric Industries, Inc. Common Stock and ASB Money Market Account Operating Procedures. Transactions involving the Hawaiian Electric Industries, Inc. Common Stock and the ASB Money Market Account shall be executed in accordance with separate written Operating Procedures as agreed to between the Sponsor and the Trustee as amended from time to time in writing (the current version thereof being attached hereto as Schedules H and I).

     IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HAWAIIAN ELECTRIC                         FIDELITY MANAGEMENT TRUST
INDUSTRIES, INC.                          COMPANY

By /s/ Peter C. Lewis          3/18/94    By /s/ John P. O'Reilly, Jr. 3/22/94
   -----------------------------------       ---------------------------------
   Vice President-Administration  Date       Senior Vice President      Date

By  /s/ Constance H. Lau       3/18/94
   -----------------------------------
   Treasurer                      Date

                                 EXHIBIT 4(o)

                                 SCHEDULE "H"
                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
                            RETIREMENT SAVINGS PLAN
               OPERATING PROCEDURES AGREEMENT - HEI COMMON STOCK


Based upon Fidelity Institutional Retirement Services Company's ("Fidelity") understanding of the trust arrangement between Hawaiian Electric Industries, Inc. (the "Sponsor") and Peter C. Lewis and Constance H. Lau (individually and collectively, the "Fund Trustee"), the operating procedures as of March 15, 1994 governing the Hawaiian Electric Industries common stock investment option (the "Fund") offered under the Hawaiian Electric Industries Retirement Savings Plan (the "Plan") are as follows:

Purchase and Sale Instructions:

Fidelity will provide the Fund Trustee with stock purchase and sale instructions via fax once Fidelity is in a position to calculate the appropriate amounts. Separate totals will be sent to the Fund Trustee for both purchases and sales of company stock in the plan. The Fund Trustee will provide Fidelity with confirmation of receipt of the instructions via fax on the business day following the day the instructions are received by the Fund Trustee.

Pricing:

The Fund Trustee will fax stock prices to Fidelity by 4:30 p.m. EST on the day the Fund Trustee receives confirmation of a purchase or sale from the broker or the Sponsor's Stock Transfer Agent. The Fund Trustee will call Fidelity when the price will be faxed to ensure that the price is received and entered to the Fidelity recordkeeping system. The value of participant stock transactions will be based solely upon the price received from the Fund Trustee. This price will not be reviewed by Fidelity.

The following special situation revolves around the processing of distributions involving company stock. The participant distributions will be processed on the date the stock price is actually received by Fidelity. Fidelity is unable to process participant distributions that involve stock without the stock price.

Monetary Transfers:

For purposes of wire transfers, Fidelity will not net purchase and redemption activity occurring on the same day. The monetary transfers between Fidelity and the Fund Trustee will operate as follows:

- -   The proceeds of stock redemptions for participant distributions and exchanges will be wired to Fidelity using the wire instructions set forth below. The Fund Trustee will notify Fidelity of the amount of the wire on or before the wire transfer date. Fidelity will invest exchange proceeds and mail participant distribution checks on the same day the wire is received from the Fund Trustee. If Fidelity is not notified of the wire date, Fidelity is not obligated to invest the exchange proceeds or mail participant checks until one business day following receipt of the wire. If any amount of the expected wire is not invested or disbursed on the business day such wire was received by Fidelity, Fidelity shall compensate the participant's account for the amount of such wire plus Prime rate published by the Wall Street Journal +2% for distributions and post exchanges as of
           -------------------
    the wire date.

- -   The proceeds of mutual fund exchanges into company stock will be wired to the Fund Trustee using the attached wire instructions set forth below on the day of the trade request. Fidelity will notify the Fund Trustee on the wire transfer date.

- -   Fidelity will not maintain a short term investment fund to hold cash representing fractional shares.

Corporate Actions:

The Fund Trustee is responsible for the reinvestment of all dividends, will notify Fidelity of all dividends and provide Fidelity with the necessary written notification to allocate the dividends to participant accounts. This notification will include the X-date, record date, payable date, eligible share basis, dividend rate, trade price, and the corresponding number of shares reinvested by the Fund Trustee.

The Fund Trustee will also notify Fidelity of all proxy matters and any corporate actions that affect the recordkeeping system. The Fund Trustee is responsible for proxy mailings. Fidelity will provide Fund Trustee with participant data to solicit proxies.

Reconciliation:

Fidelity will provide the Fund Trustee with a monthly trial balance, and other reports necessary for the reconciliation of the participant stock balances maintained by Fidelity to the accounting maintained by the Fund Trustee.

The Fund Trustee will notify Fidelity of any material differences between the participant balances and the stock balance maintained by the Fund Trustee within 30 days of receipt of the monthly trial balance from Fidelity.

Indemnifications:

Sponsor agrees to indemnify and hold harmless Fidelity for the following:

- - Any loss incurred by Fidelity due to a pricing error caused by the Fund Trustee. The Sponsor also agrees to compensate Fidelity for the cost of any adjustments made to participant accounts due to such an error.

- - Any loss incurred by Fidelity due to inaccurate communication of or failure to communicate corporate actions which would require an update to the recordkeeping system.

- - Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by the Fund Trustee due to errors caused by the Fund Trustee.

Fidelity agrees to indemnify and hold harmless and compensate Sponsor and/or Fund Trustee for the following:

- - Any loss including expenses related thereto incurred by the Sponsor, Fund Trustee and/or Plan Participants due to a trading error caused by Fidelity.

- - Any loss including expenses related thereto related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by the Fund Trustee due to errors caused by Fidelity.

Fidelity's Wire Transfer Instructions:      Fund Trustee's Instructions:
Bankers Trust of New York, NY               Bank of Hawaii
ABA Number:  021 001 033                    ABA Number:  121301028
Account Name:  FPRS Depository              Account Name:  Peter C. Lewis and
                                            Constance H. Lau, Trustees, Hawaiian
                                            Electric Industries Retirement
                                            Savings Plan
Account Number:  00163002                   Account Number:  0001-032720
Plan 56566 Hawaiian Electric
Retirement Savings Plan

The above procedure and conditions are hereby confirmed by all parties.

Fidelity Institutional Retirement          Hawaiian Electric Industries, Inc.
Services Company

By:   /s/ James M. McKinney                By:   /s/ Peter C. Lewis
    -----------------------------                ------------------------------
Title: Senior Vice President               Title: Vice President-Administration
       --------------------------                 -----------------------------

Date:     3/23/94                          Date: March 18, 1994
      ---------------------------                ------------------------------

Peter C. Lewis, Trustee                    Hawaiian Electric Industries, Inc.

   /s/ Peter C. Lewis                      By:  /s/ Constance H. Lau
 ---------------------------------              -------------------------------

Date: March 18, 1994                       Title: Treasurer
      ----------------------------                -----------------------------

                                           Date: March 18, 1994
                                                 ------------------------------


Constance H. Lau, Trustee

   /s/ Constance H. Lau
   -------------------------------

Date: March 18, 1994
      ----------------------------

                                 SCHEDULE "I"
                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
                            RETIREMENT SAVINGS PLAN
           OPERATING PROCEDURES AGREEMENT - ASB MONEY MARKET ACCOUNT


Based upon Fidelity Institutional Retirement Services Company's ("Fidelity") understanding of the trust arrangement between Hawaiian Electric Industries, Inc. (the "Sponsor") and Peter C. Lewis and Constance H. Lau (individually and collectively, the "Fund Trustee"), the operating procedures as of March 15, 1994 governing the ASB Money Market Account (the "Fund") offered under the Hawaiian Electric Industries Retirement Savings Plan (the "Plan") which will be priced at $1.00 are as follows:


Trade Instructions:

Fidelity will provide the Fund Trustee with trading instructions via fax once Fidelity is in a position to calculate the appropriate trade amounts. Separate trade totals will be sent to the Fund Trustee for both purchases and redemptions of the Fund. The Fund Trustee will provide Fidelity with confirmation of receipt of the trade instructions via fax on the business day following the day the trade is received by the Sponsor.


Monetary Transfers:

For purposes of wire transfers, Fidelity will not net purchase and redemption
activity occurring on the same day.    The monetary transfers between Fidelity
and the Fund Trustee will operate as follows:

- - The proceeds of Fund redemptions for participant distributions and exchanges will be wired to Fidelity using the wire instructions set forth below. The Fund Trustee will notify Fidelity of the amount of the wire on or before the wire transfer date. Fidelity will invest exchange proceeds and mail participant distribution checks on the same day the wire is received from the Fund Trustee. If Fidelity is not notified of the wire date, Fidelity is not obligated to invest the exchange proceeds or mail participant checks until one business day following receipt of the wire. If any amount of the expected wire is not invested or disbursed on the business day such wire was received by Fidelity, Fidelity shall compensate the participant's account for the amount of such wire plus Prime rate published by the Wall Street Journal +2%
                                                        -------------------
   for distributions and post exchanges as of the wire date.

- - The proceeds of mutual fund exchanges into the Fund will be wired to the Fund Trustee using the wire instructions set forth below on the day of the trade request. Fidelity will notify the Fund Trustee on the wire transfer date.


Interest Posting:

By the fifth business day after each month-end, the Fund Trustee will provide Fidelity with written instructions specifying the total amount of interest to be allocated to participants invested in the Fund. The basis for this allocation will be the 25th day of the month (or prior business day if the 25th is not a business day) and will be posted to participant accounts as of the last business day of the previous month-end (i.e. interest for January will be allocated to participant accounts based on their pro-rata account balance on January 25th). Participants who redeem between the 1st and the 25th will not be eligible for the interest.


Reconciliation:

Fidelity will provide the Sponsor with a monthly trial balance and other reports necessary for the reconciliation of the participant Fund balances maintained by Fidelity to the accounting maintained by the Fund Trustee.

The Fund Trustee will notify Fidelity of any material differences between the balance per the monthly trial balance and the balance maintained by the Fund Trustee within 30 days of receipt of the monthly trial balance from Fidelity.


Indemnifications:

Sponsor agrees to indemnify and hold harmless Fidelity for the following:

- - Any loss related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by the Fund Trustee due to errors caused by the Fund Trustee.

Fidelity agrees to indemnify, hold harmless the Sponsor and/or Fund Trustee for the following:

- - Any loss including expenses related thereto incurred by the Sponsor, Fund Trustee and/or Plan participants due to a trading error caused by Fidelity.

- - Any loss including expenses related thereto related to balance discrepancies between the participant balances maintained by Fidelity and the balance maintained by the Fund Trustee due to errors caused by Fidelity.

Fidelity's Wire Transfer Instructions:      Fund Trustee's Wire Instructions:

Bankers Trust of New York, NY               Federal Home Loan Bank of Seattle
ABA Number:  021 001 033                    ABA Number:  125040880
Account Name:  FPRS Depository              Account Name:  Peter C. Lewis and
                                            Constance H. Lau, Trustees,
                                            Hawaiian Electric Industries
                                            Retirement Savings Plan
Account Number:  00163002                   Account Number:  8384-0012
Plan 56566 Hawaiian Electric
Retirement Savings Plan

The above procedure and conditions are hereby confirmed by all parties.


Fidelity Institutional Retirement   Hawaiian Electric Industries, Inc.
Services Company

By:   /s/ James M. McKinney         By:  /s/ Peter C. Lewis
    -----------------------------      --------------------
         James M. McKinney                Peter C. Lewis

Title: Senior Vice President        Title: Vice President-Administration
      ---------------------------          -----------------------------

Date:     3/23/94                   Date: March 18, 1994
      ---------------------------        --------------


Peter C. Lewis, Trustee             Hawaiian Electric Industries, Inc.

   /s/ Peter C. Lewis               By:  /s/ Constance H. Lau
 ---------------------------------     ----------------------
      Peter C. Lewis                      Constance H. Lau

Date: March 18, 1994                Title: Treasurer
      --------------                       ---------


                                    Date: March 18, 1994
                                          --------------


Constance H. Lau, Trustee

   /s/ Constance H. Lau
 ---------------------------------
      Constance H. Lau

Date: March 18, 1994
      ---------------------------